[LOGO]  SNODGRASS
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        CERTIFIED PUBIC ACCOUNTANTS
        AND CONSULTANTS





             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Board of Directors and Stockholders
PHSB Financial Corporation

We have reviewed the accompanying consolidated balance sheet of PHSB Financial Corporation and subsidiary as of September 30, 2004, and the related consolidated statements of income and comprehensive income for the three- and nine-month periods ended September 30, 2004 and 2003, the consolidated statement of cash flows for the nine-month periods ended September 30, 2004 and 2003, and the consolidated statement of changes in stockholders' equity for the nine-month period ended September 30, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversights Board (United States), the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein), and in our report dated January 16, 2004, we expressed an unqualified opinion on those consolidated financial statements.



/s/S.R. Snodgrass, A.C.


Wexford, PA
October 14, 2004




S.R. Snodgrass, A.C. * 1000 Stonewood Drive, Suite 200 * Wexford, Pennsylvania
         15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345